UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 27, 2016

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b)     Director Frank V. Cahouet retired from the Board of Directors of Teledyne Technologies Incorporated (“Teledyne”) on April 27, 2016. Mr. Cahouet's planned retirement was previously reported by Teledyne on a Current Report on Form 8-K dated January 26, 2016. In connection with Mr. Cahouet's retirement, effective on April 27, 2016, the number of directors of Teledyne was fixed at ten.

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)-(b)     The 2016 Annual Meeting of Stockholders of Teledyne was held on April 27, 2016. The actions described below were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

1.	The four nominees proposed by the Board of Directors were elected as Class II directors for a three-year term expiring at the 2019 Annual Meeting by the following votes:

Name	For	Withheld	Broker Non-Votes
Charles Crocker	30,420,718	550,360	1,759,457
Robert Mehrabian	29,780,377	1,190,701	1,759,457
Jane C. Sherburne	30,843,106	127,972	1,759,457
Michael T. Smith	30,154,881	816,197	1,759,457

Other continuing directors include (1) Class III directors Roxanne S. Austin, Kenneth C. Dahlberg and Robert A. Malone, whose terms expire at the 2017 Annual Meeting and (2)  Class I directors Simon M. Lorne, Paul D. Miller and Wesley W. von Schack, whose terms expire at the 2018 Annual Meeting.

2.
A proposal to ratify the appointment of Deloitte & Touche LLP as Teledyne’s independent registered public accounting firm for 2016 was approved by a vote of 32,373,703 “for” versus 326,782 “against.” There were 30,050 abstentions and no broker non-votes with respect to this action.

3.
The proposal to approve the non-binding advisory resolution on Teledyne’s executive compensation was approved by a by a vote of 30,718,790 “for” versus 227,029 “against.” There were 25,259 abstentions and 1,759,457 broker non-votes with respect to this action.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Susan L. Main
Susan L. Main
Senior Vice President and Chief Financial Officer
Dated: April 27, 2016